EXHIBIT 99.9


MBNA MASTER CREDIT CARD TRUST 1994-1

KEY PERFORMANCE FACTORS
September 30, 1996

Scheduled Maturity                                                 9/15/99


Coupon                                                    	5.6500%


Excess Protection Level
   3 Month Average  	6.13%
      September, 1996  	6.24%
      August, 1996  	6.46%
      July, 1996  	5.67%



Cash Yield                                              	18.45%


Investor Charge Offs                                    	4.25%


Base Rate                                               	7.96%


Over 35 Day Delinquency                                 	4.69%


Seller's Interest                                       	23.38%


Total Payment Rate                                      	10.55%


Total Principal Balance                                $	8,569,976,593.09


Investor Participation Amount                          $	750,000,000.00


Seller Participation Amount                            $	2,003,309,926.38